Exhibit 12-C


                        GPU INC. AND SUBSIDIARY COMPANIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                                 (In Thousands)


                                                      Twelve Months Ended
                                                           June 30,
                                                            2000
                                                      ------------------

OPERATING REVENUES                                           $5,242,480
                                                      ------------------

OPERATING EXPENSES                                            4,466,000
Interest portion of rentals                                      29,134
Fixed charges of service company
   subsidiaries                                                   5,342
                                                      ------------------
         Net expense                                          4,431,524
                                                      ------------------

OTHER INCOME AND DEDUCTIONS:
Allowance for funds used
   During construction                                            4,647
Equity in undistributed earnings
   of affiliates, net                                            19,019
Other income, net                                                67,592
Minority interest net income                                    (2,228)
                                                      ------------------
         Total other income and deductions                       89,030
                                                      ------------------

EARNINGS AVAILABLE FOR FIXED CHARGES
   AND PREFERRED STOCK DIVIDENDS (excluding    taxes
based on income)                                              $899,986
                                                      ==================

FIXED CHARGES:
Interest on funded indebtedness                                $546,061
Other interest                                                   30,615
Preferred stock dividends of
   Subsidiaries on a pretax basis                                 8,077
Interest portion of rentals                                      29,134
                                                      ------------------
         Total fixed charges                                   $613,887
                                                      ==================

RATIO OF EARNINGS TO FIXED CHARGES                                 1.47
                                                      ==================